 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: March 19, 2009

ELEPHANT TALK COMMUNICATIONS, INC.
(Exact name of registrant as specified in Charter)

California	000-30061	95-4557538
(State of other Jurisdiction of incorporation)	(Commission file no.)	(IRS employer identification no.)

Schiphol Boulevard 249, 1118 BH Schiphol, The Netherlands
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(Address of Principal Executive Offices)                                                                                                             (Zip Code)

Registrant's telephone number, including area code (31 0 20 653 5916)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

Heads of Terms, Sale and Purchase Agreement; Collaboration Agreement

On February 23, 2009, Elephant Talk Communications, Inc. (the “Registrant”) entered into a non-binding heads of terms agreement (the “HOT Agreement”) with ValidSoft Limited (“ValidSoft”), a corporation organized under the laws of the Republic of Ireland.  Under the proposed terms of the HOT Agreement the Registrant expects to enter into a definitive agreement to acquire 50.1% of ValidSoft (the “First Acquisition Agreement”) by effecting a subscription for new shares in ValidSoft as well as a purchase of shares of ValidSoft from existing ValidSoft shareholders.  The definitive agreement will also include terms for the sale and purchase of the remaining 49.9% of ValidSoft by Registrant.

The HOT Agreement includes the payment of a binding break fee (i) if ValidSoft breaches an exclusivity provision described in the HOT Agreement; provided, however, such exclusivity is conditional upon the timely satisfaction of conditions precedent by Registrant and certain third parties; (ii) if either party to the HOT Agreement terminates negotiations before December 31, 2009 without good cause; or (iii) subject to Registrant’s ability to raise at least $17,500,000, if either party is unable to complete the transactions as contemplated substantially upon the terms set forth in the HOT Agreement by December 31, 2009, the party terminating the HOT Agreement or unable to complete the HOT Agreement will owe to the other party a break fee in the amount of € 2,000,000.

In connection with the acquisition of ValidSoft, on March 16, 2009, the Registrant entered into an agreement with Quercus Management Group NV (“QMG”), an affiliate of the Registrant, pursuant to which QMG will conduct due diligence of ValidSoft in exchange for: (i) an amount equal to 3% of the consideration paid by Registrant for the First Acquisition.

Additionally, subject to certain conditions precedent which must be met, the Registrant may be required to make loan facilities of up to € 500,000 available for drawdown by ValidSoft by April 30, 2009, € 233,000 available for drawdown by ValidSoft on July 1, 2009 and € 217,000 available for drawdown by ValidSoft on November 1, 2009.

On February 23, 2009, the Registrant entered into a non-binding heads of terms agreement (the “Collaboration HOT Agreement”) with ValidSoft, pursuant to which the parties have set out the principal terms and conditions of a proposed joint venture (the “Proposed Joint Venture”) for the joint marketing and sale of their respective products (the “JV Products”).  The JV Products shall include, but not be limited to telecommunication based mutual authentication and transaction verification software. The Proposed Joint Venture is intended to be established and operated through a formal, definitive agreement (the “Collaboration Agreement”), which shall be executed simultaneously with the First Acquisition Agreement.  The Collaboration Agreement shall be for an initial term of ten years. In addition, net revenues generated from the sale of the JV Products shall be distributed equally between the parties.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEPHANT TALK COMMUNICATIONS, INC.

By:	/s/ Steven van der Velden
Name: Steven van der Velden
Title: President and Chief Executive Officer

Dated:  March 19, 2009